UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

Matthews International Corporation
(Name of Registrant as Specified In Its Charter)

BARINGTON COMPANIES EQUITY PARTNERS, L.P.

BARINGTON COMPANIES INVESTORS, LLC

BARINGTON CAPITAL GROUP, L.P.

LNA CAPITAL CORP.

JAMES MITAROTONDA

ANA B. AMICARELLA

CHAN W. GALBATO

1 NBL EH, LLC

JOSEPH GROMEK

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Barington Companies Equity Partners, L.P. (“Barington”), together with the other participants named herein, has filed a definitive proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Barington’s slate of director nominees at the 2025 annual meeting of shareholders (the “Annual Meeting”) of Matthews International Corporation, a Pennsylvania corporation (the “Company”).

Item 1: On February 19, 2025, Barington issued the following press release:

Barington Capital Reminds Matthews International Shareholders to Cast Their Vote for Independent, Fresh Perspectives in the Boardroom

Rare Unanimous Support of Barington’s Nominees from All Three Leading Independent Proxy Advisory Firms ISS, Glass Lewis, and Egan-Jones Further Validates the Need for Ana Amicarella, Chan Galbato and James Mitarotonda on the Matthews Board

Strongly Urges Shareholders to Vote "FOR" the Election of ALL of Barington Capital's Nominees Ahead of Tomorrow’s Annual Meeting

NEW YORK, February 19, 2025 – Barington Capital Group, L.P. (“Barington Capital”), a fundamental, value-oriented activist investor that, together with the other participants in its solicitation (collectively “Barington” or “we”), beneficially owns approximately 2.2% of the outstanding shares of common stock of Matthews International Corporation (NASDAQ: MATW) (“Matthews” or the “Company”), reminds Matthews shareholders that tomorrow’s Annual Meeting of Shareholders (the “Annual Meeting”) presents a critical opportunity to help the Company restore good governance, market credibility and long-term value creation through the election of Barington’s nominees – Ana Amicarella, Chan Galbato and James Mitarotonda – to the Company’s Board of Directors (the “Board”).

In casting your vote, Barington asks shareholders to consider the following:

•	The current Board has overseen an inordinately long period of share price underperformance, unacceptable capital allocation and operating execution, and inexcusably poor corporate governance while failing to hold CEO Joseph C. Bartolacci accountable for any of his management decisions which have destroyed shareholder value during his entire 18-year tenure.

•	Barington’s director nominees – Ana Amicarella, Chan Galbato and James Mitarotonda – bring the relevant skills, board experience, independent perspectives and fierce commitment to shareholders desperately needed at Matthews. As a shareholder, you must question whether you can trust the oversight of a Board that has gone to such extreme lengths to exclude nominees of this caliber from the Boardroom.

•	All three leading independent proxy advisory firms – ISS, Glass Lewis and Egan-Jones – UNANIMOUSLY recommend shareholders vote “FOR” ALL of Barington's nominees*:

o	Institutional Shareholder Services Inc. (“ISS”): "…the board continues to suffer from major deficiencies with independence that necessitate further change. In light of these and other factors, support for dissident nominees Ana Amicarella, Chan Galbato, and James Mitarotonda are warranted on the dissident (GOLD) card."

o	Glass Lewis & Co. ("Glass Lewis"): "… the status quo does not clearly represent the most compelling outcome at this time, and that Barington — which we do believe can credibly claim to have served as a catalyst at Matthews — has presented a stronger case here."
o	Egan-Jones Proxy Services ("Egan-Jones"): "… we believe that a reshaped Board consisting of the Barington slate would provide value-added insights and fresh perspectives in the board room. We are also convinced that the credible and strong track record of the Barington nominees in a multi-faceted industry would help to re-align the strategic direction of Matthews."

•	The current Board’s last-minute actions are a desperate attempt to placate shareholders by diverting attention away from the Company’s failures and only reinforce the case for urgent change. We believe these maneuvers, including the immediate resignation of Gregory S. Babe, would never have been contemplated if not for our nomination of directors. The Board, in our view, is incapable of protecting shareholders’ investment and creating value absent guidance from Barington and its experienced, independent nominees.

VOTE “FOR" ALL OF BARINGTON'S NOMINEES BEFORE IT’S TOO LATE!

*Barington has neither sought nor obtained consent from ISS, Glass Lewis or Egan Jones to use previously published information in this press release.

For additional information regarding Barington's campaign at Matthews, visit: https://barington.com/matthews

ABOUT BARINGTON CAPITAL GROUP, L.P.

Barington Capital Group, L.P. is a fundamental, value-oriented activist investment firm established by James Mitarotonda in January 2000. Barington invests in undervalued publicly traded companies that Barington believes can appreciate significantly in value when substantive improvements are made to their operations, corporate strategy, capital allocation and corporate governance. Barington’s investment team, advisors and network of industry experts draw upon their extensive strategic, operating and boardroom experience to assist companies in designing and implementing initiatives to improve long-term shareholder value.

Media Contact:

Jonathan Gasthalter/Amanda Shpiner

Gasthalter & Co.

212-257-4170

Important Information and Participants in the Solicitation

Barington has filed a definitive proxy statement and associated GOLD proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly qualified director nominees at the upcoming annual meeting of stockholders of the Company. Details regarding the Barington nominees and the participants in its solicitation are included in its proxy statement and Barington strongly advises all shareholders of the company to read the proxy statement and other proxy materials as they contain important information.

The participants in Barington’s proxy solicitation are Barington, Barington Companies Investors, LLC, Barington Capital Group, L.P., LNA Capital Corp., James Mitarotonda, 1 NBL EH, LLC, Joseph Gromek, Ana B. Amicarella and Chan W. Galbato.

If you have any questions, require assistance in voting your GOLD universal proxy card, or need additional copies of Barington’s proxy materials, please contact:

1212 Avenue of the Americas, 17th Floor

New York, NY 10036

Banks and Brokerage Firms, Please Call: (212) 297-0720

Shareholders and All Others Call Toll-Free: (877) 285-5990

E-mail: info@okapipartners.com

Item 2: On February 19, 2025, Barington issued the following press release:

Leading Proxy Advisory Firm ISS Reaffirms its Unanimous Recommendation for the Election of ALL of Barington Capital’s Nominees Ana Amicarella, Chan Galbato and James Mitarotonda to the Matthews Board

ISS Finds “the Board Should Have Already Taken Steps to Install These Provisions, Rather Than Ignoring Them Until the Final Stage of a Proxy Contest”

ISS Notes that “Without Further Board Change at This Meeting, Pending Decisions About Board Composition and Other Important Matters Will Remain Subject to the Influence of Directors Who Enabled the Disappointing Circumstances Culminating in This Proxy Contest”

Recommends Shareholders Vote "WITHHOLD" on Matthews' Nominees Terry L. Dunlap, Alvaro Garcia-Tunon and J. Michael Nauman

Barington Capital Urges Shareholders to Follow the UNANIMOUS Recommendations of ISS, Glass Lewis, and Egan-Jones by Voting “FOR” the Election of ALL of its Nominees

NEW YORK—February 19, 2025—Barington Capital Group, L.P. (“Barington Capital”), a fundamental, value-oriented activist investor that, together with the other participants in its solicitation (collectively "Barington" or "we"), beneficially owns approximately 2.2% of the outstanding shares of Matthews International Corporation (NASDAQ: MATW) ("Matthews" or the "Company"), today announced that Institutional Shareholder Services Inc. (“ISS”), a leading independent proxy advisory firm, has reaffirmed its recommendation that Matthews shareholders vote on the GOLD proxy card “FOR” the election of ALL of Barington’s highly skilled director nominees – Ana Amicarella, Chan Galbato and James Mitarotonda – to the Board of Directors (the “Board”) in connection with Matthews’ Annual Meeting of Shareholders scheduled to be held tomorrow February 20, 2025.

James Mitarotonda, Chairman and CEO of Barington Capital, said, “We are pleased that ISS agrees that Matthews’ recent 11th hour efforts were a transparent attempt by the Board to avoid accountability, rather than a genuine commitment to install better governance. Shareholders should question whether the Board rushed through the recent sale of SGK Brand Solutions’ remaining businesses purely to influence the outcome of this election at a time when its counterparty knew the Board was most vulnerable. Shareholders must also ask themselves how much transaction value was sacrificed to protect entrenched directors and whose interests the Board is truly serving. We urge shareholders to follow ISS’ definitive recommendation and vote “FOR” ALL of Barington’s nominees – Ana Amicarella, Chan Galbato and James Mitarotonda – today.”

In its February 19th proxy alert, ISS stated*:

•	“…it is challenging to interpret the overall package of enhancements as anything other than a defensive maneuver enacted in response to the dissident's campaign. Importantly, the bylaw amendments that will be proposed at next year's AGM will merely implement basic corporate governance best practices if approved.”

•	“The board should have already taken steps to install these provisions, rather than ignoring them until the final stage of a proxy contest.”

•	“…the board portrays the energy storage business as a particularly important driver of performance, yet overlooked opportunities to bolster expertise in the area as the business suffered major setbacks. With this context, it may be hard for shareholders to view the board’s refreshment, announced just days before the meeting date, as the culmination of a thoughtful process.”

•	“Moreover, without further board change at this meeting, pending decisions about board composition and other important matters will remain subject to the influence of directors who enabled the disappointing circumstances culminating in this proxy contest.”

VOTE THE GOLD PROXY CARD “FOR” ALL OF BARINGTON’S NOMINEES!

Barington encourages all shareholders to visit https://barington.com/matthews to review additional information regarding its campaign for change at Matthews.

*Barington has neither sought nor obtained consent from ISS to use previously published information in this press release.

ABOUT BARINGTON CAPITAL GROUP, L.P.

Barington Capital Group, L.P. is a fundamental, value-oriented activist investment firm established by James Mitarotonda in January 2000. Barington invests in undervalued publicly traded companies that Barington believes can appreciate significantly in value when substantive improvements are made to their operations, corporate strategy, capital allocation and corporate governance. Barington’s investment team, advisors and network of industry experts draw upon their extensive strategic, operating and boardroom experience to assist companies in designing and implementing initiatives to improve long-term shareholder value.

Media Contact:

Jonathan Gasthalter/Amanda Shpiner

Gasthalter & Co.

212-257-4170

Important Information and Participants in the Solicitation

Barington has filed a definitive proxy statement and associated GOLD proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the upcoming annual meeting of stockholders of the Company. Details regarding the Barington nominees and the participants in its solicitation are included in its proxy statement and Barington strongly advises all shareholders of the company to read the proxy statement and other proxy materials as they contain important information.

The participants in Barington’s proxy solicitation are Barington, Barington Companies Investors, LLC, Barington Capital Group, L.P., LNA Capital Corp., James Mitarotonda, 1 NBL EH, LLC, Joseph Gromek, Ana B. Amicarella and Chan W. Galbato.

If you have any questions, require assistance in voting your GOLD universal proxy card,

or need additional copies of Barington’s proxy materials,

please contact:

1212 Avenue of the Americas, 17th Floor

New York, NY 10036

Banks and Brokerage Firms, Please Call: (212) 297-0720

Shareholders and All Others Call Toll-Free: (877) 285-5990

E-mail: info@okapipartners.com